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                                                                   EXHIBIT 10.9

                                BUNDLE AGREEMENT

This Agreement is entered into this 29th day of April. 1999 by and between Strata, Inc. ("STRATA"), located at 567 South Valley View Drive., St. George. Utah 84770 USA and Interex Incorporated ("Company").

1. Background. Strata develops, manufactures. distributes, and publishes certain computer software products.

2.       Distribution Rights and Obligations.

2.1 Strata hereby appoints Company as a non-exclusive OEM distributor of STRATA'S software programs as more fully described in Exhibit A ("Products") and grants Company the right to license, market and distribute such Products solely bundled with Company's products in the territory described in exhibit B ("Territory"). Company shall use best efforts to promote the sale of the Products solely within the Territory and shall not directly or indirectly solicit sales to customers outside the Territory. Company must notify Strata in writing before appointing a sub-distributor of the Products.

2.2 Each Product licensed, distributed or marketed by Company shall be subject to STRATA'S then current License Agreement contained in or on the computer package (the "License Agreement") the most recent copy being attached hereto in Exhibit C.

2.3 Company shall maintain a staff capable of fulfilling the sales objectives jointly agreed upon by STRATA and the Company and shall use its best efforts to keep each other fully advised of all relevant information relating to this Agreement. Company agrees to perform the additional duties and responsibilities set forth on Exhibit D. STRATA and Company will jointly agree from time to time on advertising programs and other forms of promotion in the Territory.

2.4 Nothing in this Agreement shall prevent STRATA from selling Products direct or indirectly in the Territory without any obligation to the Company.

2.5 The Company understands that the Products to be licensed hereunder may require a validated export license from the United States Department of Commerce and STRATA shall not be required to ship any Product outside of the United States unless and until all such required licenses are obtained. The Company agrees to assist STRATA to obtain any such required license by supplying appropriate documentation or information requested by STRATA. The Company agrees to comply with U.S Export Administration

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         Regulations as in effect from time to time and to obtain all necessary governmental approvals and licenses to import the Products into the Territory.

3.       PURCHASE PRICE, TERMS. DELIVERY AND TITLE

3.1 ORDERS. All Products used. distributed and marketed by Company shall be ordered and purchased from STRATA. All orders for STRATA products received from Company shall be subject to acceptance by STRATA and shall be solely governed by the terms and conditions of this Agreement. STRATA shall have no liability with respect to orders which are not accepted. Orders by Company for Products shall be submitted to STRATA at 567 South Valley View Dr. St. George, UT 84770. or faxed to STRATA, 435-628-9756. All deliveries of Products will be subjects to STRATA'S availability schedules. Company shall make every effort to consolidate orders together with all attendant documents required.

3.2 PRICES. Prices for the Products purchased by the Company shall be as set forth in Exhibit A, and shall remain in effect for the term of this agreement.. Such prices are exclusive of freight changes, export and import duties, sales, use and similar taxes and insurance premiums, all of which shall be paid by the Company.

3.3 STRATA may at its sole discretion (a) require Company to pay for orders in advance of shipping or (b) require Company, at Company's expense, to post a letter of credit (in form and substance reasonably satisfactory to STRATA) securing payment of the price of Products to be shipped in the future or (c) provide terms of net 30 days from the date of shipment for customers, all in U.S. dollars.

3.4 SHIPMENT. Shipment of all Products shall be F.O.B. STRATA'S point of shipment. Company shall pay all shipping and related expenses, including ail excise, sales, occupation, use or similar taxes, duties, levies, charges or subcharges applicable to Products, their sale or use. whether now in effect or hereafter imposed for Products. STRATA will select the mode of the shipment and the carrier.

4.       MAINTENANCE AND SUPPORT.

4.1 Company will be authorized to return items, provided the Company will first request and receive authorization from STRATA PRIOR TO DOING SO. Authorization by STRATA will not be unreasonably withheld. STRATA product will be accepted for replacement or credit only if such return is made in accordance with STRATA'S Current procedures as published to Company from time to time.

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5.       PROPRIETARY INFORMATION.

5.1 No proprietary information disclosed by either party to the other in connection with this Agreement shall by disclosed to any person or entity other than the recipient party's employees directly involved with the recipient party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from the disclosure to others with the same degree of care accorded to its own similar proprietary information. Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party from a third party person under circumstances permitting its unrestricted disclosure by the recipient party. Upon termination or expiration of (his Agreement, each party shall promptly deliver to the other all proprietary information of the other party in the possession or control of such party and all copies thereof. The obligations under this Section shall continue for both partics for a period of seven years after delivery by STRATA to Company of the last Products under this Agreement.

6.       STRATA SOFTWARE LICENSE.

6.1 TITLE. Notwithstanding the references in this Agreement to the "purchase" of Products by Company, the parties intend and agree that the Software licensed by STRATA to Company is not being sold by STRATA or purchased by Company. STRATA (or its licensors) shall at all times retain title to the Software.

6.2 GRANT OF LICENSE TO DISTRIBUTE SOFTWARE. STRATA hereby grants to the Company a nontransferable, non-exclusive right and license to distribute to customers the right use the Products, in object code form only. only pursuant to STRATA'S Then current standard form of License Agreement or a substantially similar written agreement approved by STRATA. The termination of this Agreement shall not affect licenses previously granted by Company. Company shall not have the right to disassemble, decompile or otherwise reverse engineer the Products.

6.3 PROTECTION OF PRODUCTS. The Products may nor he copied or modified, in whole or in part, without the prior written consent of STRATA. The Company shall not remove or obscure any copyright, patent, trademark, trade secret or similar notice affixed to any Product and shall reproduce and affix such notice on any copies or modifications of the Products permitted by STRATA. Under no circumstances will the source code for the Product be disclosed by the Company. The Company shall take appropriate action, by instruction, agreement or otherwise, with respect to any persons permitted access to the Products in order to enable the Company to satisfy its obligations hereunder.

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6.4      DUPLICATION OF PRODUCTS.  Subject to terms and conditions of this
         Agreement. Strata hereby grants to Company a limited, internal, non-exclusive, non-transferable, nonassignable license during the term of this agreement to duplicate the Product as listed in Exhibit A. in Object Code format, on CD-ROM. Company shall use its best efforts, at its expense, to perform the duplication of the Product under the same strict security measures to duplicate its own products.

7.       TERM AND TERMINATION.

7.1 The term of this Agreement shall be for one year on the date first set forth above. Thereafter, the term of this Agreement shall he renewed only upon written mutual consent.

7.2 Agreement and all rights granted hereunder shall be terminated for any of the following reasons: (a) cither party provides the other party 90 days' prior written notice of termination: or (b) at the option of STRATA, effective immediately upon written notice to Company, if Company either (i) fails to comply with any provision of this Agreement, (ii) becomes insolvent or unable to pay its debts as they mature, (iii) makes an assignment for the benefit of creditors, or (iv) files a petition, or is the subject of a petition filed under any foreign bankruptcy act or the United Stales Bankruptcy Act..

7.3 STRATA and Company agree that upon expiration or termination of this Agreement, neither party shall be liable to the other for any damages or expenditures, loss of profits of any kind or nature sustained or arising out of, such termination. The expiration or termination of this Agreement shall not however. relieve or release either party from making payments which may be owing to either party under the terms of this Agreement.

8.       WARRANTY.

8.1 WARRANTY. STRATA warrants to Company that Products will be free from defect in material and workmanship for a period of 90 days from the day of shipment. STRATA shall have no warrant or other liability for any part of component of any STRATA Product not manufactured by it. STRATA does not warrant that use of the Products will be uninterrupted or error-free. Products covered by warranty shall be returned to STRATA in accordance with STRATA'S return requirements in effect from time to time.

8.2 NONWARRANTY CHARGES. If STRATA determines that the Products for which the Company has requested warranty service are not eligible for warranty service, the Company will pay or reimburse STRATA for all reasonable costs of investigating and responding to such request at STRATA'S then prevailing time and materials rates. If STRATA provides repair services or replacement parts that are not covered by the warrant provided in this

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         Section, the Company will pay STRATA at STRATA'S then prevailing time and materials rates,

8.3 EXCEPTIONS. STRATA shall have no obligations under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence, or from improper or unauthorized use or repair of the Products, or use of the Products in a manner for which they were not designed, or by causes external to the Products such as, but not limited to, power or air conditioning failure.

8.4 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.       EXCLUSION OF DAMAGES.

9.1 NEITHER STRATA NOR ITS LICENSORS, NOR COMPANY. SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES ARISING FROM CLAIMS OR LOST DATA OR LOST PROFITS, ARISING FROM THIS AGREEMENT, THE USE OR SALE OF THE PRODUCTS, OR ANY DEFECT, FAILURE, NONCONFORMITY OR MALFUNCTION, WHETHER SUCH CLAIM
         OR SUCH DAMAGE IS BASED UPON WARRANTY, CONTRACT,  TORT OR
         OTHERWISE.

10.      LIMITATION ON LIABILITY.

10.1 UNDER NO CIRCUMSTANCES SHALL STRATA OR ITS LICENSORS BE LIABLE TO COMPANY FOR AN AMOUNT GREATER THAN PAYMENTS MADE TO STRATA BY THE COMPANY PURSUANT TO THIS AGREEMENT IN RESPECT OF THE PARTICULAR PRODUCT GIVING RISE TO THE LIABILITY, REGARDLESS OF THE THEORY OF LIABILITY.

11.      MISCELLANEOUS.

11.1 STATUS OF PARTIES. The relationship of the panics under this Agreement shall be and at all times remain one of independent contractors. Company is not an employee, agent or legal representative of STRATA and shall have no authority to assume or create obligations on STRATA'S behalf with respect to the Products or otherwise.

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11.2     FORCE MAJEURE.  STRATA shall not he liable for any delays in filling orders caused by strikes, lockouts or other labor disputes, acts of war. fires, floods, accidents or delays in the delivery of raw materials, parts of completed merchandise, acts of God or any other cause beyond STRATA's control.

11.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Utah without regard to conflict of laws rules that would cause the laws of any other jurisdiction to apply. The parties agree that the exclusive venue of all suits of actions brought in connection with this Agreement shall be the courts in and of The State of Utah. and each of the parties submits to the exclusive jurisdiction of such courts. Nothing contained in this paragraph shall prevent either party from seeking equitable relief such as an injunction or attachment of assets in such jurisdiction as may be appropriate.

11.4 ENTIRE AGREEMENT. This Agreement with corresponding Exhibits constitutes the entire agreement between Company and STRATA and supersedes all other Agreements, verbal or written between the parties. No modification of this Agreement shall be binding unless made in writing and incorporated as a part hereof by reference.

11.5 MODIFICATION. No modification, amendment or waiver or the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

11.6 ASSIGNABILITY AND BINDING EFFECT. Company shall not assign its rights or delegate the performance of its obligations hereunder without the prior written consent of STRATA. Subject to the provision of the preceding sentence, alt the terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their legal Representatives. heirs, successors and assigns. STRATA may assign this Agreement to any of its corporate affiliates.

11.7 CONFIDENTIALITY OF TERMS OF AGREEMENT. The parties agree not to disclose to any third party the terms of this Agreement.

INTEREX                                    STRATA, INC.

BY: /s/ Jack Kolk                          BY: /s/ Dennis Derrick
   ------------------------------             ---------------------------
NAME: Jack Kolk                            NAME: Dennis Derrick
     ----------------------------                ------------------------
TITLE: VP of  and Interex                  TITLE: Vice President
      ---------------------------                 -----------------------



                                   EXHIBIT A


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                                  PRODUCTS AND
                                   PRICE LIST

PRODUCT - VIDEOSHOP 4.5 (FULL PRODUCT)

STRATA will provide:

- One master CD ROM with VideoShop (Full Product version) to be duplicated by Belkin Components

-     VideoShop brochure and registration supplied electronically

-     Logo artwork for VideoShop and STRATA trademarks

-     Product and STRATA artwork

ROYALTY FEE IS $4.10 PER UNIT DISTRIBUTED BY BELKIN COMPONENTS, SUBJECT TO THE FOLLOWING PROVISION; IF THE NUMBER OF UNITS DISTRIBUTED IN THE CALENDAR QUARTER EXCEEDS 15,000 UNITS, THE ROYALTY FEE IS $3.90 PER UNIT FOR ALL UNITS DISTRIBUTED IN THE CALENDAR QUARTER.








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                                    EXHIBIT B

                                    TERRITORY

COMPANY'S TERRITORY SHALL CONSIST OF THE FOLLOWING:

Worldwide

         According to the national boundaries and territories and possessions thereof as declared by the Security Counsel of the United Nations as existing on the date of this agreement.









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                                    EXHIBIT C

  SOFTWARE END-USER LIMITED LICENSE AGREEMENT AND LIMITED WARRANTY VIDEOSHOP

LIMITED USE LICENSE

Strata, Inc. (', STRATA", "Licenser" ) grants you, the end user ("Licensee"), as the party taking a license, the right to use the STRATA VideoShop software ("the software") on a single computer unit at a single location.
You must obtain a supplementary license from Strata. Inc. before using the Software in connection with systems or multiple central processing units. Please contact Strata, Inc. at the address indicated in this license for further information.

LIMITED WARRANTY AND DISCLAIMER OF LIABILITY Strata, Inc. warrants that the STRATA VideoShop documentation ("the Documentation") and the media on which the Software is furnished will be free from defects in materials and workmanship under normal use for a period of one (1) year from the date of the original purchase. If a defect appears during the warranty period, return the diskette or Documentation pages to the place you obtained them, with a photocopy of your original diskette label and your receipt, and you will receive a free replacement, or at Strata, Inc's option, refund of your purchase pace. EXCEPT AS TO THE MEDIA, THE SOFTWARE IS LICENSED "AS IS" WITHOUT WARRANTY OF ANY ICIND, EITHER EXPRESSED OR IMPLIED.

IN NO EVENT SHALL STRATA, INC. BE RESPONSIBLE FOR AN INDIRECT. SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES OR LOST DATA OR PROFITS TO YOU OR ANY OTHER PERSON OR ENTITY REGARDLESS OF THE LEGAL THEORY, EVEN IF STRATA, INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY TO YOU OR ANY RELATED THIRD PARTY FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE AMOUNT THAT YOU PAID STRATA, INC. FOR THE SOFTWARE.

TITLE

This license is not a sale of the Software or any copy. Strata, Inc. retains title and ownership of the Software and ail copies, regardless of the fomm or media on or in which the original or any copy may exist.

UPDATED POLICY

In order to be able to obtain updates of the Software, you must complete and return to Strata, Inc. the enclosed Registration Card. However, Strata Inc. is under no obligation to make an updates and the procedures to obtain such updates. All updates provided to you shall be deemed part of the Software and the use of such updates shall be governed by this License.

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RESTRICTIONS ON COPYING

You may transfer the STRATA VideoShop Software in machine-readable fomm solely for backup purposes provided that you include the Strata, Inc. copyright nonce on the backup copy. You may not copy, or encourage or allow copying of, Software or Documentation.

RESTRICTIONS ON TRANSFERS

You may transfer the Strata Software into the memory of a single computer, but you may not electronically transfer the Software from one computer to another. You may not modify, reverse engineer, decompose, create other works from, or disassemble the Software. You may not copy, modify, adapt or create other works based upon the Documentation. You may not transfer, convert, rent, sub-license, or otherwise distribute the Software or Documentation, or any rights in them, to any person or entity.

TERM

This License is effective until terminated. You may temminate the License at any time by resuming the Software and ail Documentation to Strata, Inc. and by removing the Software from memory of any computer into which the Software has been transferred. This License shall terminate automatically if you fail to comply with any term or condition. Upon temmination, you must return Licenser, at your own expense, the Software and Documentation and any copies whether or not the copy was authorized hereunder.

GOVERNMENTAL END USERS

For the Department of Defense: Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software clause at DEARS
252.227703. The Contractor/Manufacturer is:

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

For Civilian Agencies of the United States Government: Use, reproduction or disclosure is subject to restrictions set forth in subparagraphs (a) through
(d) of the Commercial Computer Software-Restricted Rights clause at 52.227-19 and the limitations set forth in Strata, Inc's standard commercial License agreement for the Software. This Software was a enveloped at private expense, is exciting computing software and no part of it was developed with government funds, and is a trade secret of Strata, Inc. The Software is proprietary data, all rights of which are reserved under the copyright laws of the United States.

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If this Software was acquired under a GSAA Exhibit: Use, duplication or disclosure shall be in accordance with the applicable GSA Exhibit contract. The Government has agreed to refrain from changing or removing any insignia or lettering from the Software or the Documentation that is provided and from producing copies of manuals or media (except for backup purposes and in accordance with the terms of this License.)

GENERAL

You must fill out and return the Registration Card to be eligible for customer support and service. Should you have any questions concerning this License Agreement, please write to:

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

CHOICE OF LAW

This Agreement will be governed by the laws in force in the State of Utah excluding the application of its conflicts of law rules.

APPLE DISCLAIMER AND WARRANTY REGARDING HYPERCARD, INSTALLER

SYSTEM STRATA's LICENSER APPLE COMPUTER, INC. ("APPLE"), MAKES NO WARRANTIES, EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITATION OF IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PROPOSE, REGARDING THE SOFTWARE. APPLE DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE O THE SOFTWARE IN TERMS OF ITS CORRECTNESS, ACCURACY, RELIABILITY, CORRECTNESS, OR OTHERWISE. THE ENTIRE RISK AS TO THE RESULT AND PERFORMANCE OF THE SOFTWARE IS ASSUMED BY YOU. THE EXCLUSION OF IMPLIED WARRANTIES IS NOT PERMITTED BY SOME STATES. THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

IN NO EVENT WILL APPLE, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS, COLLECTIVELY APPLE, BE LIABLE TO YOU FOR.A~NY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES INCLUDING DAMAGES OR LOSS OF BUSINESS PROFITS, BUSfNESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION F LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES. THE ABOVE LIMITATIONS MA NOT APPLY TO YOU. APPLE'S LIABILITY TO YOU FOR ACTUAL DA&PAGES FROM AN CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF

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ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY
OR OTHERWISE, WILL BE LIMITED TO 550.

Copyright @ 1995, Strata. Inc. and its licensers. All rights reserved.

First edition: July 1996

Strata, Inc.
2 West St. George Blvd.
St. George, Utah 84770

STRATA VIDEOSHOP DOCUMENTATION

STRATA management welcomes your comments and suggestions on any materials that we have famished. Your input will help us improve the quality of future documentation and products or services to you I the future. We value our customers an we are therefore committed to be with you in the long run to meet your needs. Please send any communications regarding STRATA VideoShop or Documentation to our address: STRATA Videoshop Product Manager. Thank you.





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                                    EXHIBIT D

                       COMPANY DUTIES AND RESPONSIBILITIES

Quarterly reports shall be made to STRATA covering the following items:

SALES:

QUARTERLY FORECAST:

AVERAGE CURRENT INVENTORY:



DESCRIPTION OF BUNDLE BY PRODUCTS:

CUSTOMER FEEDBACK (E.G. REACTION TO PRODUCTS):



COMPETITION:



PROMOTION ACTIVITIES:

         Advertisements:

         Trade Shows:

         Press Relations:

         Dealer Tours:

         Special Presentations:

         Telemarketing:

         Direct Marketing:



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